UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 24, 2013

Date of Report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bedminster One

135 Route 202/206

Bedminster, New Jersey 07921

(Address of Principal Executive Offices)

(908) 731-0700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On April 24, 2013, Gain Capital Holdings, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Gary L. Tilkin, a natural person (the “Seller”), and Global Futures & Forex, Ltd., a Michigan corporation (“GFT”).

Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, the Company has agreed to purchase all of the issued and outstanding shares of common stock of GFT from the Seller. The shares will be sold for an aggregate purchase price consisting of (i) $40,000,000 in cash to be paid upon the closing of the transaction (the “Closing Date”), (ii) 4,944,165 shares of the Company’s common stock and (iii) a term loan from the Seller in an amount equal to approximately $40,000,000 (the “Term Loan”). The purchase price is subject to upwards or downwards adjustment based on GFT’s working capital and cash at the Closing Date.

The Company, the Seller and GFT have each made customary representations and warranties, which will generally survive the signing date until the date that is 18 months after the Closing Date. However, certain fundamental representations and warranties will survive indefinitely. Each party’s indemnification obligations are subject to a $25,000 de minimis threshold, a $750,000 deductible and a $12,500,000 cap on the relevant party’s aggregate liability. However, each party’s indemnification obligations in connection with any fundamental representations and warranties are uncapped and are not subject to thresholds or deductibles.

The Seller and GFT are subject to customary covenants between the date of the Stock Purchase Agreement and the Closing Date, including an agreement by GFT to conduct its business in the ordinary course consistent with past practices, and not to take certain actions specified in the Stock Purchase Agreement. The Seller has also agreed, subject to certain exceptions, (a) for a period of five years from the Closing Date, not to engage in any business that competes with the Company; and (b) for a period of three years from the Closing Date, not to employ or solicit any current employee of GFT or any of its subsidiaries.

Closing of the transaction is subject to the satisfaction of customary closing conditions, including certain regulatory approvals. The Stock Purchase Agreement may be terminated (a) upon mutual agreement of the parties; (b) in the event that the Closing Date does not occur by October 24, 2013 or (c) if the transactions are prohibited by applicable law.

Stockholders’ Agreement

In connection with the Stock Purchase Agreement, the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with the Seller, dated as of April 24, 2013.

Under the terms of the Stockholders’ Agreement, the Company will appoint the Seller to its Board of Directors effective as of the Closing Date, subject to certain conditions, including satisfaction of the eligibility standards established by the Company’s Nominating and Corporate Governance Committee. The Seller shall be entitled to remain a director, subject to certain conditions, until such time as (i) the Seller owns less than 20% of the total amount of Company common stock granted to the Seller in connection with the Stock Purchase Agreement (the “Ownership Threshold”) and (ii) the outstanding principal amount of the Term Loan is less than 20% of the principal amount as of the Closing Date.

In addition, until the Seller owns less than the Ownership Threshold, the Seller will vote his shares of Company common stock pro-rata in accordance with the vote of all other shareholders of the Company, except in respect of certain fundamental corporate transactions.

The Seller is subject to customary standstill provisions that prevent the Seller from, among other things, engaging in any solicitation of proxies or consents relating to the election of directors, proposing a matter for submission to a vote of shareholders of the Company, calling a meeting of shareholders or taking any action or making any public statement to seek to control or influence the management, the Board of Directors or policies of the Company. The standstill provisions will cease to apply upon the earlier of (i) the time at which the Seller owns less than the Ownership Threshold and (ii) five years from the Closing Date.

The Seller is also subject to customary restrictions on transfer. Among other restrictions, the Seller may not transfer his shares until the six month anniversary of the Closing Date, after which time the Seller may transfer up to 16.67% of his shares every three months, subject to compliance with Rule 144 in a manner that avoids directed and block sales.

Loan and Security Agreement

On the Closing Date, the Company will enter into a Loan and Security Agreement (the “Loan and Security Agreement”) with the Seller.

Upon the terms and subject to the conditions set forth in the Loan and Security Agreement, the Seller will be deemed to have made the Term Loan to the Company on the Closing Date, which will mature on the date that is five years from the Closing Date. The Term Loan will bear interest at a rate of 8.0% per annum, payable quarterly. The Company will also make quarterly payments of principal in an amount of $1,500,000 per quarter, plus additional payments of principal based on (i) certain EBITDA thresholds of the Company, (ii) excess capital due to the elimination of regulatory requirements and (iii) net cash proceeds in connection with liquidity events, subject to de minimis thresholds and certain reinvestment rights.

Under the terms of the Loan and Security Agreement, the Company is required to maintain a minimum debt service coverage ratio of (i) 1.25x for the first four quarters after the Closing Date; and (ii) 2.5x thereafter. The Company is also required to maintain a total funded debt ratio of (i) 4.0x for the first four quarters after the Closing Date, and (ii) 2.0x thereafter, in each case to be tested on a quarterly basis.

The Loan and Security Agreement contains customary negative covenants, subject to certain carve-outs and dollar limitations, that limit, among other things, additional indebtedness, additional liens, dispositions of assets, distributions, investments and mergers and acquisitions. In addition, the Loan and Security Agreement contains customary affirmative covenants and events of default.

The obligations of the Company under the Loan and Security Agreement are guaranteed by the Company’s wholly-owned subsidiary, Gain Holdings, LLC, and are secured by substantially all of the assets of the Company, including its ownership interests in Gain Holdings, LLC, but excluding any intellectual property.

Item 2.02	Results of Operations and Financial Condition

On April 25, 2013, the Company issued a press release to report the Company’s financial results for the quarter ended March 31, 2013. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1. On April 25, 2013, the Company will hold a teleconference to discuss financial results for the quarter ended March 31, 2013, and the presentation slides furnished herewith as Exhibit 99.2 will accompany management’s comments.

The information furnished pursuant to Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing. In addition, Exhibits 99.1 and 99.2 contain statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Loan and Security Agreement set forth in Item 1.01 above is incorporated by reference to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The description of the Stock Purchase Agreement set forth in Item 1.01 above is incorporated by reference to this Item 3.02. Pursuant to the terms and conditions of the Stock Purchase Agreement, the Company will issue an aggregate of 4,944,165 shares of common stock as part of the consideration for the purchase price. The Company will offer and sell the common stock in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 7.01	Regulation FD Disclosure

On April 25, 2013, the Company issued a press release announcing that its board of directors unanimously rejected the unsolicited proposal from FXCM Inc. to acquire all of the Company’s outstanding shares for 0.3996 shares of FXCM Class A common stock for each share of Company common stock. The press release is attached as Exhibit 99.3 hereto.

The information furnished pursuant to Item 7.01, including Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press release of Gain Capital Holdings, Inc., dated as of April 25, 2013, reporting its financial results.

99.2 Gain Capital Holdings, Inc. financial teleconference presentation dated as of April 25, 2013.

99.3 Press release of Gain Capital Holdings, Inc., dated as of April 25, 2013, announcing the rejection of the unsolicited proposal from FXCM Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2013

GAIN CAPITAL HOLDINGS, INC.

By:	/s/: Diego A. Rotsztain
Name:	Diego A. Rotsztain
Title:	General Counsel and Secretary

Exhibit Index

99.1	Press release of Gain Capital Holdings, Inc., dated as of April 25, 2013, reporting its financial results.

99.2	Gain Capital Holdings, Inc. financial teleconference presentation dated as of April 25, 2013.

99.3	Press release of Gain Capital Holdings, Inc., dated as of April 25, 2013, announcing the rejection of the unsolicited proposal from FXCM Inc.